Exhibit 99.1

Bob Evans Farms Names Mark Hood Chief Financial Officer

NEW ALBANY, Ohio – June 23, 2014 – Bob Evans Farms, Inc. (Nasdaq:BOBE) today announced the appointment of Mark Hood, an exceptionally experienced financial executive in the restaurant and retail fields, as Chief Financial Officer of the Company. Mr. Hood will join the Company immediately.

Most recently, Mr. Hood served as Senior Vice President and Chief Financial Officer of the Brown Shoe Company (NYSE:BWS), a $2.6 billion operator of retail shoe stores and marketer of footwear, from 2006 to 2012. Previously, he served as Senior Vice President and Chief Financial Officer with Panera Bread Company (Nasdaq:PNRA), a leader in the quick-casual restaurant business, from 2003 to 2006, after joining that company in 2002. His prior experience includes two decades of service with May Department Stores Company, Inc., Saks Holdings, Inc., and U.S. Loyalty Corporation, in various financial and administrative senior management roles.

“Mark Hood brings proven leadership, financial management, accounting and auditing skills, along with abundant experience in both the retail and restaurant fields, to Bob Evans,” said Steve Davis, Bob Evans Chairman and Chief Executive Officer. “His track record and keen business judgment make him an outstanding addition to our management team. He has the background to ‘hit the ground running,’ and we look forward to working with him immediately.”

“I am delighted to return to the food industry and to work with the Bob Evans team to help build on the Company’s attractive opportunities,” Mr. Hood said. “The Bob Evans heritage and its strong base in both the restaurant and food industries are considerable assets and I look forward to helping to enhance their value to benefit all of the Company’s shareholders.”

Mr. Hood, a Certified Public Accountant, began his career as an auditor with Arthur Andersen LLP in 1974. He holds a B.S. in Accounting and Economics from Iowa State University.

About Bob Evans Farms, Inc.

Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the third fiscal quarter (January 24, 2014), Bob Evans Restaurants owned and operated 562 family restaurants in 19 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 26, 2013, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2014 Annual Meeting of Stockholders. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s stockholders. WE URGE INVESTORS TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2013 annual meeting of stockholders, filed with the SEC on July 12, 2013. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended April 26, 2013, filed with the SEC on June 21, 2013 and its Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended April 26, 2014 filed on September 3, 2013, December 26, 2013, and March 4, 2014, respectively. Information regarding the respective interests in the Company of Kevin M. Sheehan, Kathy S. Lane and Larry S. McWilliams, appointed as directors of the Company on April 25, 2014, is set forth in the Company’s soliciting material on Schedule 14A filed with the SEC on April 28, 2014. To the extent holdings of the Company’s securities have changed since the amounts printed in the foregoing filings, such changes have been reflected on Initial Statements of Beneficial Ownership on

Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

Stockholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investors.bobevans.com/sec.cfm.

Contact:

Scott C. Taggart

Vice President, Investor Relations

(614) 492-4954